UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2022

Dr. Foods, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56277	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F K’s Minamiaoyama 6-6-20 Minamiaoyama, Minato-ku, Tokyo 107-0062, Japan	107-0062
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

“We”, “Us”, and or “The Company” refer to Dr. Foods, Inc., a Nevada Company.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements which involve risks and uncertainties. All statements other than statements of historical fact contained in this Current Report on Form 8-K are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates”, “believes”, “can”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, or “should”, or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may appear in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements to vary. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements, except as expressly required by law.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

All dollar amounts used throughout this Report are in US Dollars, unless otherwise stated.

TABLE OF CONTENTS

Page
Item 1.01 Entry into a Material Definitive Agreement	3
Item 9.01 Financial Statements And Exhibits	3
EXHIBITS AND SIGNATURES	3

Table of Contents

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On or about April 7, 2022, the Company’s wholly owned subsidiary, Dr. Foods Co., Ltd., consummated a “Collaborative Research Agreement” (herein referred to as the “CRA”) with the National University Corporation Osaka University. Together with Osaka University, Dr Foods Co., Ltd. will research, develop, and take other related measures to evaluate the function of lab-grown meat. Specifically, both parties will endeavor to research the cultivation of animal cells, and evaluate the differences in functionality between livestock meat, lab-grown meat and meat substitutes. The agreement terminates on March 31, 2025. The collaborative efforts will take place at the Matsuzaki Laboratory, located within the Department of Applied Chemistry, at the Graduate School of Engineering - Osaka University. Dr. Foods Co., Ltd. will bear responsibility for any direct expenses related to the CRA, which are estimated to be 2,000,000 Yen (approximately $15,623 at today’s exchange rate).

As detailed in Exhibit 10.1, attached herein, the CRA will be fulfilled by staff provided by both Dr. Foods Co., Ltd. and Osaka University. Any intellectual property gained, as a result of the CRA, will be jointly held by each party in equitable quantities unless agreed upon by both Dr. Foods Co., Ltd. and Osaka University. Full terms and details of the agreement can be viewed in exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Note: The information contained herein is not supplemented by any additional financial information herein as we have not partaken in a merger or engaged in any acquisition that would require we include such additional financial statements. Current financial information as it pertains to the Company can be found within the Company’s available SEC filings.

EXHIBITS TO FORM 8-K

Exhibit Number	Description of Exhibit
10.1	Collaborative Research Agreement (1)

(1) Filed herewith. The Collaborative Research Agreement attached herein is a translated and unsigned copy of the original agreement. The original Collaborative Research Agreement is in Japanese, is executed, and is in the possession of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dr. Foods, Inc.

Dated: April 28, 2022

By: /s/ Koichi Ishizuka

Koich Ishizuka,

Chief Executive Officer and Director